UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Spring Street
Bluffton, IN	46714
(Address of principal executive offices)	(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

On December 31, 2012, Franklin Electric Co., Inc. (the “Company”) entered into a Bond Purchase and Loan Agreement. Allen County, Indiana issued a series of Project Bonds entitled “Taxable Economic Development Bonds, Series 2012 (Franklin Electric Co., Inc. Project).” The aggregate principal amount of the Project Bonds that may be issued, authenticated, and outstanding thereunder is limited to Twenty-Five Million Dollars ($25,000,000). The Company shall borrow the proceeds under the Project Bonds through the issuance of Project Notes to finance the cost of acquisition, construction, installation and equipping of the Project. The Series N-1 Notes bear interest at 3.6% per annum. Interest and principal balance of the Project Notes shall be due and payable in aggregate semi-annual installments commencing on July 10, 2013 and concluding on January10, 2033.

A copy of the Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

On December 31, 2012, Franklin Electric Co., Inc. (the “Company”) and Prudential Insurance Company of America entered into an amendment to the Second Amended and Restated Note Purchase and Private Shelf Agreement (the “Amendment”) to extend the effective date to December 31, 2015 (or if such date is not a Business Day, the Business Day next preceding such date).

A copy of the Amendment is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report on Form 8-K is hereby incorporated in Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Bond Purchase and Loan Agreement
10.2
Amendment No. 5 to Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of December 31, 2012, among the Company, Prudential Insurance Company of America and the purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN ELETRIC CO., INC. (Registrant)
Date: January 2, 2013	By: /s/ JOHN J. HAINES Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Bond Purchase and Loan Agreement
10.2
Amendment No. 5 to Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of December 31, 2012, among the Company, Prudential Insurance Company of America and the purchasers named therein.